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                                                                      EXHIBIT 99

OSI PHARMACEUTICALS ANNOUNCES NEW RESEARCH & DEVELOPMENT MANAGEMENT TEAM FOLLOWING ACQUISITION OF ONCOLOGY ASSETS FROM GILEAD

     MELVILLE, N.Y.-- (BW HealthWire)--Jan. 22, 2002--OSI Pharmaceuticals, Inc. (NASDAQ: OSIP) announced today a reorganization of its senior research and development management team following the recent acquisition of the oncology assets from Gilead Sciences. With the acquisition, OSI added an oncology and drug development group consisting of 140 scientists and business professionals based in Boulder, Colorado to its existing research and development staff located in Uniondale, New York and Oxford, United Kingdom and significantly strengthened the Company's focus in oncology.

     Nicole Onetto, M.D., Executive Vice President, Oncology will lead OSI's efforts in product development and will report directly to Dr. Goddard, Chairman and Chief Executive Officer. Dr. Onetto previously served as Senior Vice President of Medical Affairs at Gilead and formerly was a Senior Executive in the Bristol-Myers Squibb oncology organization. Reporting to Dr. Onetto are Mr. Robert Simon, Vice President, Global Regulatory Affairs, Pedro Santabarbara, M.D., Ph.D., Vice President, Clinical Research/Oncology (both Gilead and Bristol-Myers Squibb alumni), and John A. Slack, Ph.D., Vice President, Development. Raymond Bendele, D.V.M., Ph.D., who previously held leadership positions at Gilead and Eli Lilly and Company in toxicology, will serve as Vice President, Pharmaceutical Development.

     Arthur M. Bruskin, Ph.D., Executive Vice President, Global Research heads OSI's pre-clinical research program and reports directly to Dr. Goddard. Reporting to Dr. Bruskin are Neil Gibson, Ph.D., Vice President, U.S. Research, who previously held positions with The Bayer Corporation and Pfizer Inc., Arlindo L. Castelhano, Ph.D., Senior Director, U.S. Chemistry, formerly with Cadus Pharmaceuticals Corp. and Syntex Inc., and John Murray, Ph.D., Vice President, UK Chemistry, who joined OSI from Glaxo Wellcome. David Laskow-Pooley will join OSI as Vice President and General Manager of OSI's UK operations in April and will report to Dr. Goddard. Prior to joining OSI, Mr. Laskow-Pooley served as Vice President of Business Improvements at Nycomed Amersham Plc in the UK. "With over 500 research and business professionals, modern infrastructure and experienced leadership, we are well equipped to pursue our goal of becoming a world class oncology franchise," stated Colin Goddard, Ph.D., Chairman and Chief Executive Officer, OSI Pharmaceuticals.

     OSI also announced that Nicholas G. Bacopoulos, Ph.D., former President and Head of Research and Development, has accepted the post of Chief Executive Officer at Aton Pharma, Inc., a New York-based, privately held drug discovery and development company focused on novel targeted therapies for cancer and other diseases. "Nick has made a solid contribution to OSI through a challenging and exciting year of transition," stated Dr. Goddard. "We wish him well in his new leadership role at Aton."


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     OSI Pharmaceuticals is a leading biotechnology company primarily focused on the discovery, development and commercialization of innovative products for the treatment of cancer. OSI has built a pipeline of discovery programs and drug candidates addressing major, unmet medical needs in cancer and selected opportunities, including diabetes, arising from the Company's extensive drug discovery research programs that represent significant commercial opportunities outside of cancer. OSI's most advanced drug candidate, Tarceva(TM), a small molecule inhibitor of the EGFR gene, is currently in Phase III clinical trials for lung and pancreatic cancers.

     This news release contains forward-looking statements. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Factors that might cause such a difference include, among others, uncertainties related to the identification of lead compounds, the successful pre-clinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third party reimbursement, and other factors described in OSI Pharmaceuticals' filings with the Securities and Exchange Commission.

     Additional information on OSI Pharmaceuticals is available at www.osip.com

     CONTACT:            OSI Pharmaceuticals
                         Kathy Galante, 631/962-2000
                         or
                         Burns McClellan (representing OSI)
                         Ethan Denkensohn (investors)
                         Kathy Jones, Ph.D. (media)
                         212/213-0006




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